UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 18, 2011
(Date of earliest event reported)

PHYHEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-163076	26-1772160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 South Royal Poinciana Boulevard, Suite 506 Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

305-779-1760
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Phyhealth Corporation (OTCQB: PYHH) today announced that its subsidiary, Phyhealth Sleep Care Corporation, will open its third diagnostic sleep center on June 1st, 2011, in Culpeper, Virginia.  With the opening of the Culpepper sleep center, Phyhealth will have a total of ten sleep care beds operating at three locations.

As announced in its May 6, 2011 Form 8-K, Phyhealth is concentrating its resources on the Sleep Care (health care delivery) business at this time and not the health care insurance business that was the core of its original business model and the subject of the November 2010 spin-off from Physicians Healthcare Management Corp.   This expansion is consistent with Phyhealth’s belief that the Sleep Care operation fits well into Phyhealth’s vision of community health plans and facilities managed by physicians and that promote healthier communities.

The details of this new four-bed sleep center facility are addressed in the attached Press Release.  For more information with regard to Phyhealth’s sleep centers, including the existing ones in Denver and Longmont, Colorado, see Phyhealth Sleep Care’s website at www.phyhealthsleepcare.com.

Item 9.01.  Financial Statements and Exhibits.

99.1	Press Release dated May 18, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYHEALTH INCORPORATED

Dated: May 18, 2011	By:	/s/ Robert L.Trinka
Robert Trinka
Chairman, President, CEO, Principal Executive and Financial Officer

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